Exhibit 99.2

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the U.S. federal income tax considerations generally applicable to the purchase, ownership, and disposition of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”). This discussion is based on the Internal Revenue Code of 1986 (as amended, the “Code”), its legislative history, U.S. Treasury regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below.

This summary is addressed only to holders who hold their Class A Common Stock as capital assets and not as a hedge, a position in a “straddle” or other conversion transaction or as part of a “synthetic” security or other integrated financial transaction. This summary does not describe all of the tax considerations of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all U.S. federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies, persons whose functional currency is not the U.S. dollar, or certain former citizens or former long-term residents of the United States. This discussion does not address alternative minimum tax considerations, nor does it address any state, local or foreign tax considerations relating to the purchase, ownership, or disposition of shares.

As used in this discussion, “U.S. Holder” means a beneficial owner of Class A Common Stock that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation) created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“Non-U.S. Holder” means a beneficial owner of Class A Common Stock other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the treatment of any beneficial owner of an interest in any entity or arrangement treated as a partnership for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of Class A Common Stock.

Each prospective investor should consult with its tax advisor regarding the application of tax laws to its particular situation.

U.S. Holders

Distributions

Distributions made to a U.S. Holder will generally be includible by U.S. Holders as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The amount of any such distribution that exceeds our current and accumulated earnings and profits for a taxable year will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted basis in its Class A Common Stock and then as capital gain. Any such capital gain will be long-term if the U.S. Holder’s holding period for its Class A Common Stock exceeds one year at the time the distribution is received.

Sale, Exchange, or Other Taxable Disposition

A U.S. Holder will generally recognize taxable gain or loss on the sale, exchange, certain redemptions or other taxable disposition of Class A Common Stock in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in the Class A Common Stock. Any such gain or loss will generally be capital gain or loss and will be long-term if the U.S. Holder’s holding period for the Class A Common Stock exceeds one year at the time of disposition. Non-corporate U.S. Holders may be eligible for preferential rates of U.S. taxation in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Non-U.S. Holders

Distributions

Distributions to a Non-U.S. Holder will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any such dividends will generally be subject to withholding at a rate of 30%, unless the Non-U.S. Holder certifies on an appropriate Internal Revenue Service (“IRS”) Form W-8 that (i) it is entitled to the benefits of an applicable income tax treaty or (ii) the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

A Non-U.S. Holder eligible for a reduced rate of withholding under an applicable income tax treaty may file an appropriate claim for refund of any excess amounts withheld with the IRS. Non-U.S. Holders should consult their tax advisors regarding their eligibility for benefits under applicable income tax treaties.

Dividends effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on a net income basis at the same graduated rates as are applicable to U.S. Holders and, if the Non-U.S. Holder is a corporation, may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

The amount of any distribution that exceeds our current and accumulated earnings and profits for a taxable year will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted basis in its Class A Common Stock and then as gain realized from the sale, exchange, or other disposition of Class A Common Stock, with the consequence described below.

Sale, Exchange, or Other Disposition

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange, or other disposition of Class A Common Stock unless (i) the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a flat income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), or such capital gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, (ii) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, in which case such gain will generally be subject to U.S. federal income tax on a net income basis at the same graduated rates as are applicable to U.S. Holders and, if the Non-U.S. Holder is a corporation, may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), or (iii) we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met. We believe we are not, and we do not expect to become, a United States real property holding corporation.

FATCA Withholding Requirements

Pursuant to the Foreign Account Tax Compliance Act (commonly known as “FATCA”) withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of the Class A Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons, that institution complies with the terms of an intergovernmental agreement between the jurisdiction of which the institution is a tax resident and the United States, or an exception applies. Accordingly, the entity through which the shares of Class A Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of the Class A Common Stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us (or another applicable withholding agent) that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we (or another applicable withholding agent) will in turn provide to the U.S. Treasury. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment in the Class A Common Stock.

Information Reporting and Backup Withholding

A Non-U.S. Holder generally will be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of shares of Class A Common Stock. In addition, we are required to annually report to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such Non-U.S. Holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

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